As filed with the Securities and Exchange Commission on April 30, 2010

                                                     1940 Act File No. 811-06073

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                              AMENDMENT NO. 26 [X]

                            CASH MANAGEMENT PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                       345 Park Avenue, New York, NY 10154
                    (Address of Principal Executive Offices)

                                 (617) 295-1000
                         (Registrant's Telephone Number)

                                Caroline Pearson
                                One Beacon Street
                                Boston, MA 02108
                     (Name and Address of Agent for Service)

                                    Copy to:
                               Thomas Hiller, Esq.
                                Ropes & Gray LLP
                             One International Place
                              Boston, MA 02110-2624

                                Explanatory Note

This Amendment to the Registration Statement of Cash Management Portfolio ("Portfolio") on Form N-1A (the "Registration Statement") has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax consequences of an investment in the Portfolio as described in, this Registration Statement and in all other materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio.

                   Cash Management Portfolio (the "Portfolio")

                                     PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.           Management
-------           ----------

                  Deutsche Investment Management Americas Inc. is the Portfolio's investment adviser.

Item 6.           Purchase and Sale of Fund Shares
-------           --------------------------------

                  Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                  Beneficial interests in the Portfolio are redeemable on any day the Portfolio is open. The Portfolio is generally open on days when the New York Stock Exchange is open for regular trading. The Portfolio may, but is not required to, accept certain types of purchase and redemption orders (not including exchanges) on days that the NYSE is closed, or beyond a NYSE early closing time (referred to as a "Limited Trading Period") if: (a) the Federal Reserve system is open, (b) the primary trading markets for the Portfolio's portfolio instruments are open and (c) the investment advisor believes there will be adequate liquidity in the short-term markets.

Item 7.           Tax Information
-------           ---------------

                  The Portfolio is a partnership for U.S. federal income tax purposes. As a partnership, the Portfolio is not itself subject to U.S. federal income tax. Instead, in computing its income tax liability, each investor in the Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its shareholders. The Portfolio is not required, and generally does not expect to make distributions (other than distributions in redemption of Portfolio interests) to its investors. As a result, an investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year..

Item 8.           Financial Intermediary Compensation
-------           -----------------------------------

                  Inapplicable.

Item 9.           Investment Objectives, Principal Investment Strategies,
-------           -------------------------------------------------------
                  Related Risks and Disclosure of Portfolio Holdings
                  --------------------------------------------------

                  The Portfolio seeks a high level of current income consistent with liquidity and the preservation of capital by investing in high quality short-term money market instruments.

                  While we give priority to earning income and preserving the Portfolio's capital, all money market instruments, including U.S. government obligations, can change in value when interest rates change or an issuer's creditworthiness changes.

                  Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. There can be no assurance that the investment objective of the Portfolio will be achieved. The Portfolio incorporates by reference information concerning its investment objective, strategies, policies and risk factors associated with investments in the Portfolio, as well as a statement regarding portfolio holdings disclosure, from the sections entitled "Investment Objective," "Principal Investment Strategy," "Main Risks" and "Other Policies and Risks" in the prospectuses of DWS Money Market Trust -- Money Market Series (Institutional Shares) filed with the Commission in Post-Effective Amendment No. 48 on April 26, 2010 (File Nos. 002-78122 and 811-3495),
                  of DWS Institutional Funds -- Cash Management Fund (Institutional Shares) and Cash Reserves Fund Institutional filed with the Commission in Post-Effective Amendment No. 90 on April 28, 2010 (File Nos. 033-34079 and 811-06071) and of
                  Cash Reserve Fund, Inc. -- Prime Series (Cash Reserve Fund Prime Shares and Institutional Shares) filed with the Commission in Post-Effective Amendment No. 48 on April 26, 2010 (File Nos. 002-72658 and 811-03196) (collectively, the
                  "Feeder Funds," the prospectuses of which are collectively referred to as the "Feeder Funds' Prospectuses"). The Registrant incorporates by reference information concerning the Portfolio's portfolio holdings from the section entitled "Other Policies and Risks - For more information" in the Feeder Funds' Prospectuses.

Item 10.          Management, Organization, and Capital Structure
--------          -----------------------------------------------

                  The Portfolio incorporates by reference information concerning the management of the Portfolio from the sections entitled "Fees and Expenses of the Fund" and "Who Manages and Oversees the Fund" in the Feeder Funds' Prospectuses.

                  The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio. Beneficial interests in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its beneficial interest at any time at net asset value ("NAV"). Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

                  The Portfolio reserves the right to create and issue a number of series, in which case beneficial interests in each series would participate equally in the earnings, dividends and assets of the particular series. Currently, the Portfolio has only one series.

                  Beneficial interests in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

                  Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Item 11.          Shareholder Information
--------          -----------------------

                  The Registrant incorporates by reference information concerning computation of net asset value and valuation of the Portfolio's assets from sections entitled "Buying, Exchanging and Selling Shares," "How to Buy Shares," "How to Exchange Shares," "How to Sell Shares," "Policies You Should Know About" and "How the Fund Calculates Share Price" in the Feeder Funds' Prospectuses.

                  Calculation of NAV. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Portfolio is open for business. At the Valuation Time (as defined below), on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value ("NAV") of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

                  The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the beneficial interests in the Portfolio.

                  Distributions and Taxes. The Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from securities transactions to its investors in proportion to their investment in the Portfolio. The Portfolio is not required, and generally does not expect, to make distributions (other than distributions in redemption of Portfolio interests) to its investors.

                  Under the anticipated method of operation of the Portfolio, the Portfolio, as a partnership for U.S. federal income tax purposes, will not be subject to any U.S. federal income tax. Instead, in computing its income tax liability, each investor will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Fund has distributed or will distribute any amount to its investors. An investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. The determination of each investor's distributive share will be made in accordance with the governing instruments of the Portfolio, as well as with the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and other applicable authority. The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor, as a partner, receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

                  An investor's receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the investor's adjusted basis in interest of the Portfolio before the distribution. An investor that receives a liquidating cash distribution from the Portfolio generally will recognize capital gain to the extent of the difference between the proceeds received by the investor and the investor's adjusted tax basis in its Portfolio interests; however, the investor generally will recognize ordinary income, rather than capital gain, to the extent that investor's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) and substantially appreciated inventory, if any, exceeds the investor's share of the basis in those unrealized receivables and substantially appreciated inventory. Any loss may be recognized by an investor only if it redeems all of its Portfolio interests for cash. An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio, including on an in-kind redemption of Portfolio interests. However, certain exceptions to this general rule may apply.

                  The Portfolio will provide tax information on Schedule K-1 to each investor following the close of the Portfolio's taxable year. Each investor will be responsible for keeping its own records for determining its tax basis in its Portfolio interests and for the preparation and filing of its own tax returns.

                  It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a "regulated investment company", assuming that the investor invested all or substantially all of its assets in the Portfolio.

                  The above is a general summary of certain U.S. federal income tax consequences of investing in the Portfolio for investors who are U.S. citizens, residents, or domestic corporations. Investors should consult their own tax advisors about the precise tax consequences of an investment in the Portfolio in light of their particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See Item 24 ("Taxes") of Part B of this Registration Statement for more information concerning the tax consequences of investing in the Portfolio. The Portfolio's investors are expected to be principally regulated investment companies. The summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them.

                  Short-Term Trading. Since money market funds hold short-term instruments and are intended to provide liquidity to shareholders of the Feeder Funds, the investment advisor does not monitor or limit short-term and excessive trading activity in the Portfolio, and, accordingly, the Board of the Portfolio has not approved any policies and procedures designed to limit this activity. However, the Portfolio reserves the right to and may reject or cancel a purchase or exchange order for any reason, including if, in the opinion of the investment advisor, there appears to be a pattern of short-term and excessive trading by an investor in another DWS fund. Registrant incorporates by reference information concerning short-term and excessive trading from the section entitled "Policies about transactions -- Short-Term Trading" in the Feeder Funds' prospectuses.

                  Buying and Selling Portfolio Interests. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Explanatory Note" above.

                  The Portfolio is generally open for business each day the New York Stock Exchange ("NYSE") is open. The Portfolio calculates its share price every business day at 4:00 p.m. and 5:00 p.m. Eastern time (the "Valuation Time"), but sometimes earlier, as in the case of scheduled half-day trading or unscheduled suspensions of trading. Investors can place an order to buy or sell beneficial interests at any time that the Portfolio is open of business.

                  The Portfolio may, but is not required to, accept certain types of purchase and redemption orders (not including exchanges) on days that the NYSE is closed, or beyond a NYSE early closing time (referred to as a "Limited Trading Period") if: (a) the Federal Reserve system is open, (b) the primary trading markets for the Portfolio's portfolio instruments are open and (c) the investment advisor believes there will be adequate liquidity in the short-term markets (a "Portfolio Business Day").

                  An investment in the Portfolio may be made without a sales load. All investments are made at the NAV next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The NAV of the Portfolio is determined on each Portfolio Business Day. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

                  There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

                  An investor in the Portfolio may withdraw all or any portion of its investment at the NAV next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Beneficial interests in the Portfolio may not be transferred.

                  The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                  The Portfolio and DWS Investments Distributors, Inc. ("DIDI") reserve the right to cease accepting investments at any time or to reject any investment order.

                  The placement agent for the Portfolio is DIDI. The principal business address of DIDI and its affiliates is 222 South Riverside Plaza, Chicago, IL 60606. DIDI receives no additional compensation for serving as the placement agent for the Portfolio.



Item 12.          Distribution Arrangements
--------          -------------------------

                  Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled "Who Manages and Oversees the Fund -- Organizational Structure" in the Feeder Funds' prospectuses.

                            Cash Management Portfolio

                                     PART B

Item 14.          Cover Page and Table of Contents
--------          --------------------------------

                  The Prospectus of the Cash Management Portfolio (the "Portfolio") dated May 1, 2010, which may be amended from time to time provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolio at
                  (800) 730-1313.

                  TABLE OF CONTENTS

                  PORTFOLIO HISTORY
                  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENT AND RISKS MANAGEMENT OF THE PORTFOLIO
                  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES INVESTMENT ADVISORY AND OTHER SERVICES
                  PORTFOLIO MANAGERS
                  BROKERAGE ALLOCATION AND OTHER PRACTICES
                  CAPITAL STOCK AND OTHER SECURITIES
                  PURCHASE, REDEMPTION AND PRICING OF SHARES
                  TAXATION OF THE PORTFOLIO
                  UNDERWRITERS
                  CALCULATION OF PERFORMANCE DATA
                  FINANCIAL STATEMENTS

Item 15.          Portfolio History
--------          -----------------

                  The Portfolio was organized as a trust under the laws of the State of New York on March 26, 1990.

Item 16.          Description of the Portfolio and Its Investment and Risks
--------          ---------------------------------------------------------

                  The Portfolio is a no-load, diversified, open-end management investment company. The Portfolio incorporates by reference information concerning the investment policies and limitations of the Portfolio, as well as a description of the policies and procedures regarding portfolio holdings disclosure, from the sections entitled "Investments," "Investment Restrictions," and "Portfolio Holdings Information" in the Statements of Additional Information for DWS Money Market Trust -- Money Market Series (Institutional Shares) filed with the Commission in Post-Effective Amendment No. 48 on April 26, 2010 (File Nos. 002-78122 and 811-03495) of DWS Institutional Funds -- Cash Management Fund (Institutional Shares) and Cash Reserves Fund Institutional filed with the Commission in Post-Effective Amendment No. 90 on April 28, 2010 (File Nos. 033-34079 and 811-06071) and Cash Reserve Fund, Inc. -- Prime Series (Cash Reserve Fund Prime Shares and Institutional Shares) filed with the Commission in Post-Effective Amendment No. 48 on April 26, 2010 (File Nos. 002-72658 and 811-03196) (the "Feeder Funds")
                  (the "Feeder Funds' SAIs").

Item 17.          Management of the Portfolio
--------          ---------------------------

                  The Portfolio incorporates by reference information concerning the management of the Portfolio from the sections entitled "Management of the Fund(s)" and "Part I: Appendix I-A Board Member Share Ownership and Control;" Part I: Appendix I-B - Board Committees and Meetings, and Part I_ Appendix I-C-Board Member Compensation in the Feeder Funds' SAIs.

Item 18.          Control Persons and Principal Holders of Securities
--------          ---------------------------------------------------

                  As of April 9, 2010, Cash Reserve Prime Series, a series of Cash Reserves Fund, Inc., owned approximately 2% of the value of the outstanding interests in the Portfolio, DWS Money Market Series, a series of DWS Money Market Trust, owned approximately 79% of the value of the outstanding interests in the Portfolio, Cash Reserves Fund Institutional, a series of DWS Institutional Funds, owned approximately 12% of the value of the outstanding interests in the Portfolio, Cash Management Fund Institutional, a series of DWS Institutional Funds, owned approximately 6% of the value of the outstanding interests in the Portfolio and Money Market ProFund, a series of ProFunds, owned approximately 1% of the value of the outstanding interests in the Portfolio. At the level of ownership indicated, DWS Money Market Series would be able to determine the outcome of most issues that are submitted to investors to vote upon.

                  Each Feeder Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Feeder Fund will hold a meeting of shareholders and will cast its votes as instructed by the Feeder Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

Item 19.          Investment Advisory and Other Services
--------          --------------------------------------

                  The Portfolio incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the sections entitled "Management of the Fund(s)," "Sales Charges and Distribution Plan Payments" and "Distribution and Service Agreements and Plans" in the Feeder Funds' SAIs.

Item 20.          Portfolio Managers
--------          ------------------

                  Not applicable.

Item 21.          Brokerage Allocation and Other Practices
--------          ----------------------------------------

                  The Portfolio incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Portfolio Transactions and Brokerage Commissions" and "Portfolio Transactions" in the Feeder Funds' SAIs.

Item 22.          Capital Stock and Other Securities
--------          ----------------------------------

                  Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

                  Each investor is entitled to a vote in proportion to the amount of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

                  The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Trust. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Trust, or (ii) by the Trustees of the Portfolio by written notice to its investors.

                  The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable (on a joint and several basis) for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor's incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

                  The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                  The Portfolio reserves the right to create and issue a number of series, in which case beneficial interests in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors in all series may vote together in the election or selection of Trustees, principal underwriters and accountants for the Portfolio. Upon liquidation or dissolution of the Portfolio, the beneficial interests in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors.

Item 23.          Purchase, Redemption, and Pricing of Shares
--------          -------------------------------------------

                  Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended. See Item 11 "Shareholder Information" in Part A of this Registration Statement.

                  The Portfolio incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Net Asset Value" in the Feeder Funds' SAIs.

Item 24.          Taxation of the Portfolio
--------          -------------------------

                  Taxes

                  The following is intended to be a general summary of certain U.S. federal income tax consequences of investing in the Portfolio. It is not intended as a complete discussion of all such consequences, nor does it purport to deal with all categories of investors, some of which may be subject to special tax rules. Current and prospective investors are therefore advised to consult with their tax advisors before making an investment in the Portfolio. This summary is based on the laws in effect on the date of this Registration Statement and on existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect.

                  Taxation of the Portfolio and its Investors

                  Tax Treatment of the Portfolio. It is intended that the Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation or a "publicly traded partnership" (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolio generally is not subject to U.S. federal income tax. Although the Portfolio is not subject to federal income tax, it will file appropriate information returns with the Internal Revenue Service ("IRS") annually as described below in "Taxation of Investors".

                  Taxation of Investors. Each investor in the Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Portfolio and Subchapter K of the Code, related Treasury regulations promulgated thereunder, and other applicable authority) of the Portfolio's income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

                  The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

                  The amount of tax due, if any, with respect to gains and income of the Portfolio is determined separately for each investor. The Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio's taxable year, to provide each investor with a Schedule K-l indicating the investor's allocable share of the Portfolio's income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.

                  Distributions and adjusted basis. In general, an investor's adjusted basis in its interest in the Portfolio will initially equal the amount of cash and, if any, the adjusted basis in other property the investor has contributed for the interest and will be increased by the investor's proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor's distributive share of certain Portfolio expenses and losses. In addition, (1) an investor's basis includes the investor's share of the Portfolio's liabilities, and (2) decreases in the investor's share of liabilities are treated as cash distributions.

                  In general, an investor that receives cash in connection with the investor's complete withdrawal from the Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor's adjusted tax basis in its Portfolio interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Portfolio generally will be short-term or long-term capital gain or loss depending on the investor's holding period for its interests in the Portfolio, except that an investor will generally recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor's allocable share of (i) previously untaxed "unrealized receivables" (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor's receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such investor's adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor's interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

                  An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio. If the distribution does not represent a complete liquidation of the investor's Portfolio interest, the investor's basis in the distributed property generally will equal the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor's Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to an investor who contributed other property to the Portfolio and to the distribution of such contributed property to another investor. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. It is intended that each Portfolio be operated so as to qualify as an "investment partnership," although there can be no assurance that it will so qualify. If a Portfolio qualifies as an investment partnership, each investor should qualify as an "eligible partner," provided that such investor contributes only cash and certain other liquid property to that Portfolio.

                  An investor cannot deduct losses from the Portfolio in an amount greater than such investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor's adjusted tax basis for its interest exceeds zero in such years. Certain other limitations on the deductibility of Fund losses and certain expenses can also apply. For instance,
                  Section 163(d) of the Code imposes limitations on the deductibility of investment interest by non-corporate taxpayers. Investment interest is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income (i.e., investment income less investment expenses). Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Portfolio is expected to be treated as arising from property held for investment, any interest expense incurred by an investor to purchase or carry its shares in the Portfolio and its allocable share of interest expense incurred by the Portfolio may be subject to the investment interest limitations.

                  In addition, depending on the nature of its activities, the Portfolio may be deemed to be either an investor or trader in securities, or both if the Portfolio engages in multiple activities. If the Portfolio is deemed to be an investor, certain Portfolio fees and expenses (including, without limitation, the management fees) will be treated as miscellaneous itemized deductions of the Portfolio for U.S. federal income tax purposes. An individual taxpayer and certain trusts or estates that hold interests in the Portfolio (directly or through certain pass-through entities, including a partnership, a nonpublicly offered regulated investment company, a Subchapter S corporation, or a grantor trust) may deduct such fees and expenses in a taxable year only to the extent they exceed 2% of the taxpayer's adjusted gross income, but only if the investor itemizes deductions. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (the "overall limitation on itemized deductions") (this limitation being applied after giving effect to the 2% floor described above and any other applicable limitations). The overall limitation on itemized deductions will not apply for taxable years beginning in 2010. However, the overall limitation will return to the levels described above for taxable years beginning after December 31, 2010, unless Congress enacts legislation providing otherwise. It is currently unclear whether Congress will enact such legislation.

                  There can be no assurance that Portfolio losses will produce a tax benefit in the year incurred or that such losses will be available to offset an investor's share of income in subsequent years.

                  Taxation of Portfolio Income. For federal income tax purposes, investment income is generally treated as ordinary income. The treatment of capital gains, however, is generally determined by how long the Portfolio owned (or is deemed to have owned) the investments that generated them, rather than by how long an investor has held its interest in the Portfolio. In general, gains or losses from the sale of investments that the Portfolio owned (or is deemed to have owned) for one year or less are treated as short-term capital gains or losses and gains or losses from the sale of investments that the Portfolio owned (or is deemed to have owned) for more than one year are treated as long-term capital gains or losses. The deductibility of capital losses may, however, be limited. Net capital gains of corporations are currently taxed at the same rate as ordinary income. Long-term capital gain rates applicable to individuals have been temporarily reduced--in general, to 15% with a 0% rate applying to taxpayers in the 10% and 15% rate brackets--for taxable years beginning before January 1, 2011. For taxable years beginning before January 1, 2011, dividends received by the Portfolio (if any) from domestic corporations and certain foreign corporations will be "qualified dividend income," taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met. It is currently unclear whether Congress will extend either the reduced long-term capital gain rate or this qualified dividend income provision to or for taxable years beginning on or after January 1, 2011. The Portfolio does not expect to earn income that will qualify as "qualified dividend income," or for the corporate dividends-received deduction when allocated to investors.

                  The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed as an offset only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first $3,000 may generally offset ordinary income, and the excess may be carried forward (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to $3,000, in each succeeding year. Corporations may only offset capital losses against capital gains and may also be subject to other rules that limit the use of losses in a particular taxable year, and the excess generally may be carried back for three years and carried forward for up to five years.

                  Special tax provisions that apply to certain investments. Certain of the Portfolio's investment practices are subject to special and complex federal income tax provisions, including rules relating to short sales, constructive sales, "straddle" and "wash sale" transactions and mark-to-market rules, that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss, (iv) cause the recognition of income or gain without a corresponding receipt of cash and/or (v) adversely alter the characterization of certain Portfolio investments. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Portfolio.

                  Certain debt obligations. The Portfolio's investment in debt obligations that are issued with original issue discount (OID) or acquired with market discount or acquisition discount will be subject to special federal income tax rules. Pursuant to these special rules, the Portfolio may be required to include any such OID or discount generated on these securities in its taxable income, and allocate that income to its investors, over the term of the securities, even though payment of those amounts are not received until a later time, upon partial or full repayment or disposition of the debt securities. These investments may also affect the character of income recognized by the Portfolio and allocated to its investors.

                  Certain mortgage-backed securities. Under a notice issued by the Internal Revenue Service ("IRS") in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Portfolio's income (including income allocated to the Portfolio from another pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (REMIC)

                  (including a residual interest in a collateralized mortgage obligation (CMO) for which an election to be treated as a REMIC is in effect) or an equity interest in a taxable mortgage pool (TMP) (referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership will be allocated to investors in the partnership consistent with their allocation of other items of income, with the same consequences as if the investors held the related REMIC or TMP interest directly.

                  In general, excess inclusion income allocated to investors (i) may constitute "unrelated business taxable income" (UBTI) for those investors who would otherwise be exempt from federal income tax, such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a federal income tax return, to file a tax return and pay tax on such income, (ii) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (iii) will not be eligible for reduced U.S. withholding tax rates for non-US investors (including non-US investors eligible for the benefits of a U.S. income tax treaty), and (iv) may cause the Portfolio to be subject to tax if certain "disqualified organizations," as defined in the Code, are Portfolio investors.

                  Foreign investments. The Portfolio may make investments that subject the Portfolio and/or investors directly or indirectly to taxation and/or tax filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest, and capital gains. In particular, the Portfolio's foreign investments may cause some of the income or gains of the Portfolio to be subject to withholding or other taxes of foreign jurisdictions, and could result in taxation on net income attributed to the jurisdiction if the Portfolio were considered to be conducting a trade or business in the applicable country through a permanent establishment or otherwise. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, although investors should be aware that the Portfolio may not be entitled to claim reduced withholding rates on foreign taxes or may choose not to assert any such claim. The tax consequences to investors may depend in part on the direct and indirect activities and investments of the Portfolio. Accordingly, the Portfolio will be limited in its ability to avoid adverse foreign tax consequences resulting from the Portfolio's underlying investments. Furthermore, some investors may not be eligible for certain or any treaty benefits. Subject to applicable limitations, an investor may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Portfolio, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, an investor may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

                  Regulated investment company investors. It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a "regulated investment company", assuming that the investor invested all or substantially all of its assets in the Portfolio.

                  Because the Portfolio is not required to make distributions to its investors each year, the income recognized by a regulated investment company in respect of its investment in the Portfolio could exceed amounts distributed by the Portfolio to the regulated investment company in a particular year. In addition, this situation can be exacerbated by certain of the Portfolio's investments which, as described earlier, can give rise to "phantom" (noncash) income or otherwise cause timing differences between income recognition for tax purposes and actual receipt of cash by the Portfolio on the investments. Accordingly, investors that intend to meet the 90% distribution requirement for treatment as a "regulated investment company" could be required to redeem a portion of their interests in the Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level U.S. federal income and excise taxes. The Portfolio, in turn, may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

                  U.S. tax-exempt investors. Under current U.S. federal income tax law, tax-exempt investors are generally exempt from U.S. federal income tax except to the extent that they have UBTI. The Portfolio may generate income that is UBTI in the hands of tax-exempt investors. To the extent that an investor has borrowed to finance an interest in the Portfolio (including through the use of reverse repurchase agreements) or the Portfolio holds property that constitutes debt-financed property (e.g., securities purchased on margin) or property primarily for sale to customers ("dealer" property), income attributable to such property allocated to an investor that is an exempt organization may constitute UBTI (but only as to that portion of property that is treated as debt-financed). Certain of the Portfolio's other investments or activities may also generate UBTI (e.g., investments in operating pass-through entities and residual interests in REMICs that generate excess inclusion income). If the Portfolio generates UBTI, a tax-exempt investor of the Portfolio generally would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. The characterization of certain income of the Portfolio as UBTI may depend in part on the nature of the underlying investments made by entities classified as partnerships for U.S. federal income tax purposes in which the Portfolio may invest (if any).

                  Moreover, a charitable remainder trust, as defined in Section 664 of the Code, that realizes UBTI during a taxable year must pay an excise tax annually of an amount equal to 100% of such UBTI.

                  Tax-exempt investors should consult their own tax advisors concerning the possible effects of UBTI on their own tax situations as well as the general tax implications of an investment in a Fund.

                  Qualified plan investors. Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Investors should consult their tax advisors to determine the suitability of interests in the Portfolio as an investment through such plans and the precise effect of an investment on their particular tax situation.

                  Non-U.S. (Foreign) investors. The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust ("foreign investor") investing in a Portfolio is complex and will vary depending upon the circumstances of the investor and the activities of the Portfolio. This discussion does not address the tax considerations that may be relevant to foreign investors who are subject to U.S. federal tax independent of their direct or indirect investment in the Portfolio. Each foreign investor is urged to consult with its own tax advisor regarding the federal, state, local and foreign tax treatment of its investment in the Portfolio.

                  In general, the U.S. federal tax treatment of a foreign investor depends upon whether the Portfolio is deemed to be engaged in a U.S. trade or business. Although not expected, there can be no assurance that the activities of a Portfolio will not cause the Portfolio to be deemed engaged in a U.S. trade or business and thus an investment in the Portfolio could cause a foreign investor to recognize income that is effectively connected with a U.S. trade or business ("ECI"). If the Portfolio were treated as engaged in a U.S. trade or business, foreign investors would be subject to U.S. federal income tax (generally collected by means of withholding) on a net basis (including, for certain corporate foreign investors, an additional 30% "branch profits" tax) and tax return filing obligations.

                  In addition, gain on the sale or other disposition of certain U.S. real property interests generally will be treated as ECI and will generally subject to foreign investors to withholding tax at rates of 10% of the proceeds, or, in limited circumstances, 35% of the gain resulting from such sale or other disposition, and could subject a corporate foreign investor to the branch profits tax. Moreover, if a Portfolio invests in equity interests in partnerships and other pass through entities and any such entity is engaged in a trade or business, such trade or business will be attributed to the Portfolio and to its investors and may result in the recognition of ECI by foreign investors.

                  Regardless of whether a Portfolio is in a U.S. trade or business, if the Portfolio receives certain types of investment income, such as dividends or interest other than "portfolio interest" from U.S. sources, to the extent such income is allocated to a foreign investor, the Portfolio may be required to withhold at a rate of 30% (or lower applicable treaty rate). A Portfolio may withhold and pay any taxes with respect to any foreign investor and any such taxes may be withheld from any distribution otherwise payable to such foreign investor. Alternatively, a foreign investor may be required to reimburse the Portfolio for the amount of such tax.

                  Backup Withholding
                  ------------------

                  The Portfolio may be required to withhold U.S. federal income tax on distributions and redemption proceeds payable to investors who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, who have underreported dividend or interest income, or who have been notified (or when the Portfolio is notified) by the IRS that they are subject to backup withholding. The backup withholding tax rate is 28% for amounts paid through 2010. This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the investor's U.S. federal income tax liability.

                  U.S. Tax Shelter Rules

                  The Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors, and/or its "material advisors," as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by the Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of "reportable transactions" in Treas. Reg. Sec. 1.6011-4(b), which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. Although the Portfolio does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its shares in the Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.

                  Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Portfolio and participation in the Portfolio's income, gain, loss, deduction, or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Portfolio may provide to its material advisors identifying information about the Portfolio's investors and their participation in the Portfolio and the Portfolio's income, gain, loss, deduction, or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

                  Under U.S. federal tax law, if the Portfolio (or any fund in which the Portfolio directly or indirectly invests) engages in certain tax shelter transactions, a tax-exempt investor could be subject to an excise tax equal to the highest corporate tax rate times the greater of (i) the investor's net income from the transactions or (ii) 75% of the proceeds attributable to the investor from the transactions. If such a tax-exempt investor knew or had reason to know that a transaction was a prohibited tax shelter transaction, a substantially higher excise tax could be applicable. In addition, such tax-exempt investors could be subject to certain disclosure requirements, and penalties could apply if such tax-exempt investors do not comply with such disclosure requirements. There can be no assurance that the Portfolio (or any fund in which the Portfolio directly or indirectly invests) will not engage or be deemed to engage in prohibited tax shelter transactions. The excise tax does not apply to tax-exempt investors that are pension plans, although certain penalties applicable to "entity managers" (as defined in Section 4965(d) of the Code) might still apply. Tax-exempt investors should consult their own tax advisors regarding these provisions.

                  In certain circumstances, the Portfolio and/or the Portfolio's tax advisor may make special disclosures to the IRS of certain positions taken by the Portfolio.

                  Non-Income, State, Local, and Foreign Taxes

                  The foregoing discussion does not address the U.S. federal alternative minimum tax, or U.S. federal non-income, state, local, or foreign tax, consequences of an investment in the Portfolio. It is possible that the Portfolio's activities might generate tax return filing, reporting, or tax payment obligations in U.S. states or local or foreign jurisdictions. Prospective investors should consult their own tax advisors regarding U.S. federal non-income, state, local, and foreign tax matters.

                  The foregoing is only a summary of certain material U.S. federal income tax consequences affecting the Portfolio and its investors. Current and prospective investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

                  In particular, special tax considerations apply to investors in the Portfolio that intend to qualify for special tax treatment accorded regulated investment companies under Subchapter M of the Code. Unless otherwise noted, the foregoing discussion does not address the special tax considerations applicable to those investors or their shareholders. Shareholders of a regulated investment company investor should consult the prospectus and statement of additional information for the regulated investment company in which they invest.

Item 25.          Underwriters
--------          ------------

                  The placement agent for the Portfolio is DIDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 26.          Calculation of Performance Data
--------          -------------------------------

                  Not applicable.

Item 27.          Financial Statements
--------          --------------------

                  The Portfolio's financial statements (audited and unaudited) are hereby incorporated by reference from the Annual Reports for (1) DWS Money Market Trust -- Money Market Series (Institutional Shares) (File Nos. 2-78122 and 811-3495), (2) DWS Institutional Funds -- Cash Management Fund (Institutional Class) (File Nos. 33-34079 and 811-06071), (3) DWS
                  Institutional Funds -- Cash Reserves Fund Institutional (File Nos. 33-34079 and 811-06071) and (3) Cash Reserve Fund, Inc. -- Prime Series (Cash Reserve Fund Prime Shares and Institutional Shares) (File Nos. 2-72658 and 811-03196). All unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. In addition, all such adjustments are of a normal recurring nature.

                            Cash Management Portfolio

                            PART C. OTHER INFORMATION

Responses to Items 28(e), (i), (j) and (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 28.          Exhibits
--------          --------

(a)               (1)      Amended and Restated Declaration of Trust dated April 1, 1990. (2)
                  (2)      Amendment of Amended and Restated Declaration of Trust dated November 30, 1990. (3)


                                       16

                  (3)      Certificate of Amendment dated May 16, 2003. (5)
                  (4)      Certificate of Amendment dated February 6, 2006. (7)

(b)               By-Laws dated March 26, 1990. (2)

(c)               Incorporated by reference to Exhibit (a)(1) above.

(d)               (1)      Amended and Restated Investment Management Agreement between the Registrant and
                           Deutsche Investment Management Americas Inc. dated June 1, 2006, and as revised
                           January 1, 2007, May 14, 2007 and August 1, 2007. (9)

(f)               Not applicable.

(g)               Custodian Agreement between Registrant and State Street Bank and Trust Company dated
                  November 17, 2008. (11)

(h)               (1)      Exclusive Placement Agent Agreement between the Registrant and Scudder Distributors,
                           Inc. dated August 19, 2002. (4)
                  (2)      Sub-Administration Agreement between the Registrant and State Street Bank and Trust
                           Company dated April 1, 2003. (5)
                  (3)      Letters of Indemnity to the Scudder Funds and Independent Directors/Trustees dated
                           October 8, 2004. (6)
                  (4)      Amended and Restated Administrative Services Agreement between the Registrant and
                           Deutsche Investment Management Americas Inc. dated October 1, 2008. (11)
                  (5)      Transfer Agency and Service Agreement between the Registrant and DWS Scudder
                           Investment Service Company dated June 1, 2006. (8)
                  (6)      Form of Mutual Fund Rule 22c-2 Information Sharing Agreement between DWS Investments
                           Distributors, Inc. and certain financial intermediaries (filed herein);
                  (7)      Form of Expense Limitation Agreement, dated October 1, 2007, between Registrant and
                           Deutsche Investment Management Americas Inc.(filed herein);

(l)               Investment representation letters of initial investors. (1)

(m)               Not applicable.

(n)      Not applicable.

(o)      Not applicable.

(p)      (1)      Consolidated Fund Code of Ethics (All Funds), dated March 14, 2006. (10)
         (2)      Code of Ethics for Deutsche Asset Management -- U.S., dated January 22, 2010 (Filed herein).
____________________

(1)               Previously filed on July 20, 1990.
(2)               Incorporated by reference to Registrant's Amendment No. 9 on Form N-1A filed April 24, 1996.
(3)               Incorporated by reference to Registrant's Amendment No. 13 on Form N-1A filed April 30, 1999.
(4)               Incorporated by reference to Registrant's Amendment No. 17 on Form N-1A filed April 30, 2003.
(5)               Incorporated by reference to Registrant's Amendment No. 18 on Form N-1A filed April 29, 2004.
(6)               Incorporated by reference to Registrant's Amendment No. 19 on Form N-1A filed April 29, 2005.
(7)               Incorporated by reference to Registrant's Amendment No. 20 on Form N-1A filed April 28, 2006.
(8)               Incorporated by reference to Registrant's Amendment No. 21 on Form N-1A filed April 30, 2007.
(9)               Incorporated by reference to Registrant's Amendment No. 23 on Form N-1A filed October 1, 2007.
(10)              Incorporated by reference to Registrant's Amendment No. 24 on Form N-1A filed April 29, 2008.
(11)              Incorporated by reference to Registrant's Amendment No. 25 on Form N-1A filed April 30, 2009.

Item 29.          Persons Controlled by or under Common Control with the
--------          ------------------------------------------------------
                  Portfolio
                  ---------

                  None

Item 30.          Indemnification
--------          ---------------

                  Under Article V, Section 5.2 of the Trust's Declaration of Trust, any past or present Trustee or officer of the Trust (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise hereinafter referred to as a "Covered Person") is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or otherwise involved by reason of his being or having been a Covered Person. This provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person has not acted in good faith in the reasonable belief that his actions were in or not opposed to the best interests of the Trust. Moreover, this provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person would otherwise be liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties. Expenses may be paid by the Trust in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by such Covered Person to repay such expenses to the Trust in the event that it is ultimately determined that indemnification of such expenses is not authorized under the Declaration of Trust and either (i) the Covered Person provides security for such undertaking, (ii) the Trust is insured against losses from such advances or (iii) the disinterested Trustees or independent legal counsel determines, in the manner specified in the Declaration of Trust, that there is reason to believe the Covered Person will be found to be entitled to indemnification.

                  Insofar as indemnification for liability arising under the 1933 Act may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                  Deutsche Investment Management Americas Inc. (hereafter, "DIMA"), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Independent Trustees) and consultants, whether retained by the Registrant or the Independent Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DIMA has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DIMA and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DIMA and the Registrant, then DIMA shall pay the entire amount of such loss, damage, liability or expense.

                  In recognition of its undertaking to indemnify the Registrant, and in light of the rebuttable presumption generally afforded to non-interested board members of an investment company that they have not engaged in disabling conduct, DIMA has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Private Litigation and Enforcement Actions or matters arising from or similar in subject matter to the matters alleged in the Private Litigation and Enforcement Actions (collectively, "Covered Matters"), including without limitation:

                  1. all reasonable legal and other expenses incurred by the Independent Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

                  2. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

                  3. any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DIMA (or by a representative of DIMA acting as such, acting as a representative of the Registrant or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DIMA, any of its corporate affiliates, or any of their directors, officers or employees;

                  4. any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any specified policy of insurance, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DIMA or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to any Covered Matter; provided, that the total amount that DIMA will be obligated to pay under this provision for all loss or expense shall not exceed the amount that DIMA and any of its affiliates actually receive under that policy of insurance for or with respect to any and all Covered Matters; and

                  5. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DIMA prevails on the merits of any such dispute in a final, nonappealable court order.

                  DIMA is not required to pay costs or expenses or provide indemnification to or for any individual Independent Trustee
                  (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Independent Trustee ultimately would not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Registrant or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DIMA has paid costs or expenses under the agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant, such Independent Trustee has undertaken to repay such costs or expenses to DIMA.

Item 31.          Business and Other Connections of Investment Advisor
--------          ----------------------------------------------------

                  During the last two fiscal years, no director or officer of Deutsche Investment Management Americas Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 32.          Principal Underwriters
--------          ----------------------

                  (a)

                  DWS Investments Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies and other funds managed by Deutsche Investment Management Americas Inc.

                  (b)

                  Information on the officers and directors of DWS Investments Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

                      (1)                             (2)                                  (3)
          DWS Investments
          Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Investments Distributors, Inc.       Offices with Registrant
          ----------------               ----------------------------------       -----------------------

         Michael J. Woods               Director, Chairman of the Board, CEO and  None
         345 Park Avenue                President
         New York, NY 10154

         Michael Colon                  Director and Chief Operating Officer      None
         345 Park Avenue
         New York, NY 10154

         Robert Kendall                 Director                                  None
         222 South Riverside Plaza
         Chicago, IL 60606

         Cliff Goldstein                Chief Financial Officer and Treasurer     None
         100 Plaza One
         Jersey City, NJ 07311

         Paul Schubert                  Vice President                            Chief Financial Officer
         345 Park Avenue                                                          and Treasurer
         New York, NY 10154



                                       20

                      (1)                             (2)                                  (3)
          DWS Investments
          Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Investments Distributors, Inc.       Offices with Registrant
          ----------------               ----------------------------------       -----------------------
         Donna White                    Chief Compliance Officer                  None
         280 Park Avenue
         New York, NY 10017

         Caroline Pearson               Secretary                                 Assistant Secretary and
         One Beacon Street                                                        Chief Legal Officer
         Boston, MA 02108

         Philip J. Collora              Assistant Secretary                       None
         222 South Riverside Plaza
         Chicago, IL 60606

         Patricia DeFilippis            Assistant Secretary                       None
         280 Park Avenue
         New York, NY 10017

         Anjie LaRocca                  Assistant Secretary                       None
         280 Park Avenue
         New York, NY 10017


         (c)      Not applicable



Item 33.          Location of Accounts and Records
--------          --------------------------------

Cash Management Portfolio:                         Deutsche Asset Management
(Registrant)                                       345 Park Avenue
                                                   New York, NY 10154

Deutsche Investment Management Americas Inc.:      345 Park Avenue
(Investment Advisor)                               New York, NY 10154

Deutsche Investment Management Americas Inc.:      345 Park Avenue
(Administrator)                                    New York, NY 10154

DWS Investments Distributors Inc.:                 222 South Riverside Plaza
(Placement Agent)                                  Chicago, IL 60606

State Street Bank and Trust Company:               225 Franklin Street
(Custodian, Sub-Administrator/Accounting Agent)    Boston, MA 02110

DWS Investments Service Company:                   222 South Riverside Plaza
(Transfer Agent)                                   Chicago, IL 60606

DST Systems, Inc.:                                 127 West 10th Street
(Sub-Transfer Agent)                               Kansas City, MO 64105

Item 34.          Management Services
--------          -------------------

                  Not applicable.

Item 35.          Undertakings
--------          ------------

                  Not applicable.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Investment Company Act of 1940, CASH MANAGEMENT PORTFOLIO has duly caused this Amendment No. 26 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York on the 7th day of April 2010.

                                                     CASH MANAGEMENT PORTFOLIO

                                                     By:  /s/Michael G. Clark
                                                          -------------------
                                                          Michael G. Clark*
                                                          President

*By:    /s/Caroline Pearson
         -------------------
         Caroline Pearson**
         Assistant Secretary

** Attorney-in-fact pursuant to the power of attorney as contained in and incorporated by reference to Amendment No. 25 to the Registration Statement, as filed on April 30, 2009.

                            Cash Management Portfolio

                                  Exhibit Index
                                     (h)(6)
                                     (h)(7)
                                     (p)(2)